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Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

     Unisys Corporation, the registrant, a Delaware company, has no parent. The registrant has the following subsidiaries:

                                                                      State
                                                                     or Other
                                                                   Jurisdiction
                                                                    Under the
                                                                  Laws of Which
Name of Company                                                      Organized
---------------                                                   --------------

Unisys (Schweiz) A.G.                                             Switzerland
Unisys Deutschland G.m.b.H.                                       Germany
Unisys Brasil Ltda.                                               Brazil
Unisys France                                                     France
Unisys Limited                                                    England
Unisys Nederland N.V.                                             Netherlands
Unisys Korea Limited                                              Korea
Unisys Funding Corporation I                                      Delaware
Intelligent Processing Solutions Limited                          United Kingdom


     The names of certain subsidiaries are omitted from the above list; such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.